As filed with the Securities and Exchange Commission on December 27, 2006

                                                   Registration No. 333 - 136194
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ______________________________

                          AMENDMENT NO. 3 TO FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ______________________________

                        TERRA NOVA FINANCIAL GROUP, Inc.
           (Name of Small Business Issuer as Specified in its Charter)
             Texas                            6211                  75-2375969
(State or Other Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)   Identification
                                                                     Number)
                         ______________________________

                       100 South Wacker Drive, Suite 1550
                                Chicago, IL 60606
                                 (312) 827-3600
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)
                         ______________________________

                                M. Patricia Kane
               Chief Operating Officer and Chief Financial Officer
                        Terra Nova Financial Group, Inc.
                       100 South Wacker Drive, Suite 1550
                                Chicago, IL 60606
                                 (312) 827-3600
            (Name, Address and Telephone Number of Agent for Service)
                         ______________________________

                                   Copies to:
                              Ronald L. Brown, Esq.
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                                Dallas, TX 75201
                                 (214) 659-4400
        ________________________________________________________________
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.



Item 27.          Exhibits

(b)    Exhibits

       #      2.1      TNT acquisition and financing documents
       #      2.6      Membership Interest Purchase Agreement dated March 30,
                       2006 between Rush Financial Technologies, Inc. and TAL
                       Financial Resources LLC.
       ##     3.1      Articles of Incorporation, as amended and restated
       ##     3.2      Bylaws
       **     4.1      Specimen certificate for shares of Common Stock of the
                       Company
       **     4.2      Specimen certificate for shares of Preferred Stock of
                       the Company
       #      4.3      Preferred Stock, as amended
       ##     5.1      Opinion of Andrews Kurth LLP
       *     10.22     LostView Purchase Agreement
       #     10.23     Stock Purchase Agreement
       +     10.24     Registration Rights Agreement
       ##    21.1      Subsidiaries of the Registrant
       ##    23.1      Consent of KBA Group LLP
       ##    23.2      Consent of Ryan and Juraska
       ##    23.2      Consent of Andrews Kurth LLP - contained in Exhibit 5.1

       +     Filed herewith
       *     Filed as Exhibits to Registrant's Form 10-KSB dated April 15, 2004.
       **    Filed as Exhibits to Registrant's Form SB-2 registration statement, file no. 333-42225, and incorporated herein by reference.
       #     Filed as Exhibits to registrant's Form 8-K filed on April 3, 2006
       ##    Previously filed with this Registration Statement



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


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on December 21, 2006.

                                           TERRA NOVA FINANCIAL GROUP, INC.


                                           By:    /s/ Michael G. Nolan
                                              ----------------------------------
                                                Michael G. Nolan
                                                Chief Executive Officer





         In accordance with requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                       TITLE                         DATE

/s/Michael G. Nolan             Chief Executive Officer       December 21, 2006
---------------------------
Michael G. Nolan

/s/ M Patricia Kane             Chief Financial Officer       December 21, 2006
---------------------------
M. Patricia Kane                Principal Account Officer

/s/ Bernay Box                  Chairman                      December 21, 2006
---------------------------
Bernay Box

/s/ Charles B. Brewer           Director                      December 21, 2006
---------------------------
Charles B. Brewer

/s/ Russell N. Crawford         Director                      December 21, 2006
---------------------------
Russell N. Crawford

/s/ Gayle Tinsley               Director                      December 21, 2006
---------------------------
Gayle c. Tinsley

/s/ Murrey Wanstrath            Director                      December 21, 2006
---------------------------
Murrey Wanstrath

/s/ Stephen B. Watson           Director                      December 21, 2006
---------------------------
Stephen B. Watson



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